Exhibit 99.3

1235 Water Street East Greenville, PA 18041 Tel 215 679-7991 Press Release

Knoll, Inc. and Humanscale Resolve Patent Litigation

EAST GREENVILLE, PA, July 24, 2006 - Knoll, Inc. (NYSE: KNL) today announced and Humanscale Corporation today announced that they have amicably resolved the patent infringement action pending in Federal Court in the Eastern District of Texas involving Humanscale’s U.S. Patent No. 6,959,965 (the “965” Patent) and Knoll’s LIFE (tm) Chair. The lawsuit was filed in January, 2006. While the terms of the settlement are not being disclosed, part of the settlement is that Humanscale will no longer seek to prevent sales of the Knoll LIFE(tm) chair.

Headquartered in East Greenville, Pennsylvania, Knoll, recipient of the 2005 Russel Wright Award for the Marketing of Modernism, serves clients worldwide. In North America, the Company distributes its products through a network of more than 300 dealerships and 100 showrooms and regional offices. The Company operates four manufacturing sites in North America: East Greenville, Pennsylvania; Grand Rapids and Muskegon, Michigan; and Toronto, Ontario. In addition, Knoll has plants in Foligno and Graffignana, Italy. The Knoll commitment to high environmental standards is mandated by a comprehensive Environmental, Health & Safety Management Plan.

Contacts

Investors:	Barry L. McCabe
Senior Vice President and Chief Financial Officer
Tel 215-679-1301
bmccabe@knoll.com

Media:	David E. Bright
Vice President, Communications
Tel 212-343-4135
dbright@knoll.com